VARIABLE RATE COMMERCIAL BALLOON NOTE
                      FOR PURCHASE OF LOAN SERVICING RIGHTS



$632,328.58                                                   December 31, 1993


         THIS VARIABLE RATE COMMERCIAL BALLOON NOTE for Purchase of Mortgage Servicing Rights (hereinafter "this NOTE") is made as of the date stated hereinabove by CONTINENTAL MORTGAGE, INC., with a mailing address of 5425 Martindale (URM) Shawnee, Kansas 66218, (hereafter referred to as "BORROWER") , to the order of ARGO FEDERAL SAVINGS BANK, FSB, a corporation of the United States ("LENDER"), with a mailing address at 7600 W. 63rd Street, Summit, Illinois 60501-1812.



                                        I

                                     PAYMENT

     FOR VALUE RECEIVED, BORROWER hereby promises to pay to the order of LENDER, at LENDER'S office at the address stated hereinabove or such other place as LENDER may from time to time designate in writing to BORROWER, the principal sum of Six Hundred Thirty-Two Thousand, Three Hundred Twenty-Eight and 58/100 ($632,328.58) Dollars, or so much thereof as may be from time to time disbursed to or for the benefit of the BORROWER, together with interest thereon as provided below, all in lawful money of the United States of America, as follows:

     1.1 Payment of Principal and Interest. The principal sum evidenced by this NOTE, shall bear interest on the balance of principal from time to time unpaid at the annual rate of the INDEX RATE. The INDEX RATE shall be the rate of interest announced by The Wall Street Journal from time to time as its Prime Rate of Interest. The INDEX RATE shall be determined monthly on the 25th day of each month and shall not change during the month.

     Interest on the principal sums advance under this NOTE shall accrue in arrears until repayment. BORROWER hereby agrees to pay, LENDER (as more fully described in the Security Agreement (the "SECURITY AGREEMENT") dated of even date herewith), interest accrued on advances under this NOTE. BORROWER'S obligation to make payment of accrued interest on amounts disbursed to or on behalf of BORROWER shall continue until all sums disbursed under this NOTE are repaid to LENDER in full.

     BORROWER agrees the aggregate of all principle amounts, accrued interest and ADDITIONAL INDEBTEDNESS, as defined below, disbursed to or for the benefit of the BORROWER, under the terms of

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


this NOTE shall, in all events, be due and payable on the FIRST (1st) DAY OF THE TWENTY-FOURTH (24th) MONTH, or, January 1, 1996 ("MATURITY DATE") following the closing of the transactions contemplated hereunder.

     For the purposes of this NOTE, the term "INDEBTEDNESS" shall mean (i) the principal and interest (of whatever nature) owed to LENDER hereunder; and all other debts, obligations and liabilities of BORROWER hereunder; (ii) all other indebtedness owed by the BORROWER to the LENDER arising pursuant to the provisions of the "SECURITY AGREEMENT" or any of the other "LOAN DOCUMENTS" (as those terms are hereinafter defined) ; (iii) all renewals and extensions, in whole or in part, of all or any funds of the INDEBTEDNESS described in this NOTE; and (iv) all funds advanced by LENDER to or for the benefit of BORROWER pursuant to the provisions of the SECURITY AGREEMENT or any of the other LOAN DOCUMENTS.

     1.2 Computation of Interest. Interest shall: (a) be computed in arrears on the basis of a year equal to three hundred sixty (360) days; (b) be charged for the actual number of days within the period for which interest is being charged; and (c) be charged only on the loan principal balance and other advances at any time disbursed and not repaid.

     1.3 Application of Payments Prior to Defau1t. Prior to the LENDER'S invocation of the terms and provisions of Paragraph 2.4 hereof, all monies paid by BORROWER to LENDER shall be applied in the following order of priority: (a) first, toward payment of all amounts due and owing pursuant to Paragraph 2.5 hereof; (b) next, toward payment of interest which has accrued on the outstanding principal balance under this NOTE and which is due and payable; (c) next, toward payment of other fees and sums due to LENDER pursuant to Paragraph
2.6 or other provision hereof or pursuant to the provisions of any other documents securing repayment of this NOTE; and (d) last, toward payment of the outstanding principal balance under this NOTE.

     1.4 Prepayments. This NOTE may be prepaid, in whole or in part, at any time without premium.

                                       II

                        SECURITY, DEFAULTS, AND REMEDIES

     2.1 Security for Payment. Payment of this NOTE is secured by a SECURITY AGREEMENT (the "SECURITY AGREEMENT") of even date herewith from BORROWER to LENDER, providing LENDER a Purchase Money Security Interest in those Loan Servicing Rights described in Exhibit "A" to the SECURITY AGREEMENT, this NOTE (the "COLLATERAL") and by certain other "LOAN DOCUMENTS" (as the term "LOAN DOCUMENTS" is defined in Exhibit "B" attached hereto and by reference incorporated herein).

     2.2 Events of Default. Each of the following shall constitute a "DEFAULT" by BORROWER:

          (a) Failure to maintain COLLATERAL Value equal to or greater than One Hundred Twenty (120%) percent of the balance of principal outstanding under this NOTE during the term of this NOTE, and BORROWER'S failure, after written demand of LENDER, to remit to LENDER within thirty (30) days after receipt of LENDER'S demand, a sum equal to that required which, when credited to the outstanding principal balance under this NOTE shall reduce said principal amount outstanding so that the Collateral Value is equal to or less than One Hundred Twenty (120%) Percent of the Principal Balance; or

          (b) The occurrence of any other DEFAULT (as that term is defined in the SECURITY AGREEMENT or any of the LOAN DOCUMENTS) that is not cured within any grace period therein contained. LENDER shall be required to give notice of monetary defaults under (a) above, but not more often than two
     (2) times within any twelve (12) month period. Thereafter, BORROWER'S failure to pay any amount within thirty (30) days after the same becomes due and payable under this NOTE, whether interest or principal or both and whether as a monthly installment or on the MATURITY DATE, shall in and of itself constitute an EVENT OF DEFAULT hereunder without additional notice. For purposes of this Paragraph, notice shall be deemed to have been delivered two (2) business days after mailing by first class United States mail, postage prepaid to the addresses set forth above.

     2.3 Acceleration of Maturity. At any time during the existence of any DEFAULT, and at the option of LENDER, the entire unpaid principal balance under this NOTE, together with interest accrued thereon and all other sums due from BORROWER hereunder or under any of the other LOAN DOCUMENTS, shall become immediately due and payable with notice.

     2.4 Default Interest Rate. While any DEFAULT exists, BORROWER promises to pay interest on the unpaid principal balance of the Loan from time to time, at a rate (the "DEFAULT INTEREST RATE") equal to the SECURITY AGREEMENT INTEREST RATE plus FIVE (5%) PERCENT per annum, and all unpaid interest that has accrued under this NOTE, whether before or after the occurrence of the DEFAULT, shall be paid at the time of, and as a condition precedent to, the curing of the DEFAULT. While any DEFAULT exists, LENDER is expressly authorized to apply payments made under this NOTE as it may elect against (a) any or all amounts, or portions thereof, then due and payable hereunder or under any of the other LOAN DOCUMENTS,

(b) the unpaid principal balance of the Loan, or (c) any combination thereof.

     2.5 Late Charges. If any installment of interest or the unpaid principal balance due under this NOTE or any escrow fund payment for taxes or insurance required under the SECURITY AGREEMENT is not paid to LENDER within ten (10) days of the date such installment or payment is due, BORROWER shall pay to LENDER in addition to all other payments, whether or not as a result of Default, a late charge of FIVE ($.05) CENTS for each dollar so overdue to defray part of the increased cost of collecting the late payments and the opportunity cost incurred by LENDER because of the unavailability of the funds.

     2.6 Attorneys' Fees. If any attorney is engaged (a) to collect the indebtedness evidenced hereby or due under the other LOAN DOCUMENTS, where a Default exists, whether or not legal proceedings are thereafter instituted by LENDER; (b) to represent LENDER in any bankruptcy, reorganization, receivership, or other proceedings affecting creditor's rights and involving a claim under this NOTE; (c) to protect the lien of any other proceedings whatsoever in connection with any of the LOAN DOCUMENTS or the SECURITY AGREEMENT, then BORROWER shall pay to LENDER all reasonable attorneys' fees and expenses in connection therewith, in addition to all other amounts due hereunder.

     2.7 Nature of Remedies. LENDER'S remedies under this NOTE, the SECURITY AGREEMENT, and all of the other LOAN DOCUMENTS shall be cumulative and concurrent and may be pursued singly, successively, or together against any or all of BORROWER,, the SECURITY AGREEMENT, and any other security described in the LOAN DOCUMENTS or any portion or combination of such COLLATERAL and other security, and LENDER may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained herein, all in LENDER'S sole discretion. Failure of LENDER, for any period of time or on more than one occasion, to exercise its option to accelerate the MATURITY DATE shall not constitute a waiver of the right to exercise the same at any time during the continued existence of the DEFAULT or in the event of any subsequent DEFAULT. LENDER shall not by any other omission or act be deemed to waive any of its rights or remedies hereunder unless such waiver is in writing and signed by LENDER, and then only to the extent specifically set forth therein. A waiver in connection with one event shall not be construed as continuing or as a bar to or as a waiver of any right or remedy in connection with a subsequent event.

                                       III

                                  OTHER MATTERS

     3.1 Notices. Except as otherwise hereinabove provided, any notice that LENDER or BORROWER may desire or be required to give to the other shall be in writing and shall be mailed or delivered to the intended recipient thereof at its address hereinabove set forth or at such other address as such intended recipient may, from time to time, by notice in writing, designate to the sender pursuant hereto. Any such notice shall be deemed to have been delivered to and received by BORROWER two (2) business days after mailing by United States registered or certified mail, return receipt requested, or when delivered in person. Unless specifically required herein, notice of the exercise of any option granted to LENDER by this NOTE is not required to be given.

     3.2 Governing .Law. The place of negotiation, execution, delivery, and payment of this NOTE, the location of the PROPERTY, and the place of performance under the LOAN DOCUMENTS being the STATE OF ILLINOIS, this NOTE, the SECURITY AGREEMENT, and the other LOAN DOCUMENTS shall be governed by and construed in accordance with the laws of the State.

     3.3 Waiver, Consents, Etc. BORROWER, any Guarantor hereof, and any and all others who are now or may become liable for all or part of the obligations of BORROWER under this NOTE (all of the foregoing being referred to herein collectively as "OBLIGORS") agree to be jointly and severally bound hereby and jointly and severally (a) waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisal privileges against the indebtedness evidenced hereby or by any extension or renewal hereof;
(b) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor, and notice of protest; (c) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default, or enforcement of the payment hereof;
(d) agree that the liability of each of OBLIGORS shall be unconditional and without regard to the liability of any other person or entity for the payment hereof, and shall not in any manner be affected by any indulgence or forbearance granted or consented to by LENDER with respect hereto; (e) consent to any and all extensions of time, renewals, waivers, or modification that may be granted by LENDER with respect to the payment or other provisions hereof, and to the release of any security at any time given for the payment hereof, or any part thereof, with or without substitution, and to the release of any person or entity liable for the payment hereof; and (f) consent to the addition of any and all other makers, endorsers, guarantors, and other OBLIGORS for the payment hereof, and to the acceptance of any and all other security for the payment hereof, and agree that the addition of any such OBLIGORS or security shall not affect the liability of any of OBLIGORS for the payment hereof. LENDER agrees to provide notice of the happening of events under Subsection (e) hereof, to any Guarantor of this NOTE

     3.4 Interpretation. The headings of sections and paragraphs in this NOTE are for convenience only and shall not be construed to limit or define the content, scope, or intent of the provisions hereof. As used in this NOTE, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires. If any provision of this NOTE, or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated to be invalid, the validity of the remainder of this NOTE shall be construed as if such invalid part were never included herein. Time is of the essence of this NOTE.

     3.5 Business Loan. BORROWER hereby represents that the proceeds of the Loan will be used for the purpose specified in Subsection 4(l) (c) of Section 6404 of Chapter 17 of the Illinois Revised Statutes, as amended, and that the indebtedness evidenced hereby constitutes a "business loan" within the purview of that Subsection.

     3.6 Interest Laws. It being the intention of LENDER and BORROWER to comply with the laws of the STATE OF ILLINOIS, it is agreed that notwithstanding any provision to the contrary in this NOTE, the SECURITY AGREEMENT, or any of the other LOAN DOCUMENTS, no such provision shall require the payment or permit the collection of any amount ("EXCESS INTEREST") in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this NOTE. If any EXCESS INTEREST is provided for, or is adjudicated to be provided for, in this NOTE, the SECURITY AGREEMENT, or any of the other LOAN DOCUMENTS, then in such event (a) the provisions of this paragraph shall govern and control; (b) neither BORROWER nor any of the other OBLIGORS shall be obligated to pay any EXCESS INTEREST; (c) any EXCESS INTEREST that LENDER may have received hereunder shall, at the option of LENDER, be (i) applied as a credit against the then outstanding principal balance of the Loan, accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the applicable interest rate or rates hereunder shall be automatically subject to reduction to the maximum lawful contract rate allowed under the applicable usury laws of the aforesaid State, and this NOTE, the SECURITY AGREEMENT, and the other LOAN DOCUMENTS shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such applicable interest rate or rates; and (3) neither BORROWER nor any of the other OBLIGORS shall have any action against LENDER for any damages whatsoever arising out of the payment or collection of any EXCESS INTEREST.

     3.7 Subsequent Holders. Upon any endorsement, assignment, or other transfer of this NOTE by LENDER or by operation of law, the term "LENDER," as used herein, shall mean the endorsee, assignee, or other transferee or successor to LENDER then becoming the holder of this NOTE.

     3.8 Subsequent Obligors. This NOTE and all provisions hereof shall be binding on all persons claiming under or through BORROWER. The terms "BORROWER" and "OBLIGORS" as used herein, shall include the respective successors, assigns, legal and personal representatives, executors, administrators, devisees, legatees, and heirs of BORROWER and any other OBLIGORS.

     3.9 Valuation. No less than annually, BORROWER will obtain from Hamilton Carter Smith, or such other independent, third party valuation firm as LENDER shall approve in writing, a written valuation appraisal, disclosing the market value of the COLLATERAL. BORROWER shall submit such market value appraisal to LENDER no later than the last business day of each year, beginning in 1994. The valuation appraisal shall be subject to the provisions of Paragraph 2.2 hereof.

     IN WITNESS WHEREOF, CONTINENTAL MORTGAGE, INC., a corporation of the United States, NOT personally, but as aforesaid has caused these presents to be signed by its ___________ President, and its corporate seal to be hereunto affixed and attested by its Secretary, as of this 31st day of December, 1993.

ATTEST:                                               CONTINENTAL MORTGAGE, INC.

By: /s/ Cindy L. Williams                              By: /s/ William B. Morris

Its: Secretary                                                    Its: President

STATE OF Kansas     )
                    ) ss.
COUNTY OF Jordon    )

         I, the undersigned, a Notary Public in and for said County, in the state aforesaid, DO HEREBY CERTIFY, that Brad Morris, _______ President of Continental Mortgage, Inc., and Cindy Williams, __________ Secretary of said corporation, who are personally known to me to be the same persons whose names are subscribed to the foregoing instrument as such _____________President, and Secretary, respectively, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth; and the said ___________ Secretary then and there acknowledged that he/she, as custodian of the corporate seal of said corporation, did affix said seal to said instrument as their own free and voluntary act as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

     _________GIVEN under my hand and Notarial Seal as of this 31st day of December, 1993.



                                                  Wendy R. Simpson
                                                  Notary Public


                                                  My Commission Expires: 3-22-96

                                   EXHIBIT "A"

                              LOAN SERVICING RIGHTS
                         (Attach 12/31/93 Trial Balance)

                                   EXHIBIT "B"
                                 Loan Documents

     The term "LOAN DOCUMENTS," as used herein, means the following documents and any other documents previously, now, or hereafter given to evidence, secure, or govern the disbursement of the indebtedness of BORROWER to LENDER, including any and all extensions, renewals, amendments, modifications, and supplements thereof or thereto:

     1. Variable Rate Commercial Balloon Note for Purchase of Loan Servicing Rights executed by Continental Mortgage, Inc., in favor of LENDER, dated as of December 31, 1993, in the amount of $632,328.58;

     2. Corporate Guaranty of Note and Indemnification of Guarantor for Benefit of Lender executed by Advance Financial, Inc., a Nebraska Corporation, in favor of LENDER, dated as of December 31, 1993;

     3. Security Agreement executed by Continental Mortgage, Inc., providing LENDER a purchase money security interest in and to the COLLATERAL, dated as of December 31, 1993;

     4. FNMA Acknowledgement Agreement, executed by FNMA, Continental Mortgage, Inc, and Argo Federal Savings Bank, FSB, in favor of LENDER, and dated as of December 31, 1993, relating to the COLLATERAL;

     5. UCC-1 and UCC-2 filings made by Continental Mortgage, Inc., and Argo Federal Savings Bank, FSB in favor of LENDER made in the following states:

         Kansas
         Illinois
         Nebraska
         Colorado

                         SECURITY AGREEMENT FOR SALE OF
                         MORTGAGE LOAN SERVICING RIGHTS

         This Security Agreement (this "Agreement"), is entered into as of December 31, 1993, between Continental Mortgage, Inc., a Nebraska corporation (the "Borrower"), and ARGO FEDERAL SAVINGS BANK, FSB (the "Lender"), in consideration of, and upon, the terms, conditions and covenants set forth in this Agreement.

     1.       Factual Background.

     (a) Pursuant to that certain Loan Servicing Purchase and Sale Agreement dated as of December 27, 1993 (the "P&S Agreement"), Lender, as Seller, sold Borrower, as Purchaser, FNMA and Citimae mortgage loan servicing rights effective December 31, 1993;

     (b) The P&S Agreement provides that Seller, as Lender, shall provide financing to Purchaser, as Borrower, to assist in consummation of the transaction, in an amount equal to fifty (50%) percent of the Purchase Price, as said term is defined in the P&S Agreement;

     (c) In furtherance of the obligations of the parties as set forth in the P&S Agreement, Lender and Borrower have entered into that certain Commercial Balloon Note for Purchase of Mortgage Loan Servicing Rights (the "Note") of even date herewith setting forth the financing agreement and other terms agreed to by the parties;

     (d) The Note provides that Purchaser will enter into this Agreement and will further grant Seller, as Lender, a security interest in the mortgage loan servicing rights sold pursuant to the P&S Agreement, as further described herein.

     2. Grant of Security Interest. To secure the payment and performance of the obligations of Borrower under the Note and the P&S Agreement (the "Obligations"), Borrower hereby grants to Lender a continuing security interest in and to all of the right, title and interest of Borrower in the Mortgage Loan Servicing Rights described in Exhibit A attached hereto and by this reference incorporated herein (the "Collateral").

     3. Acknowledgment of Security Interest. Contemporaneous with the execution of this Agreement, Borrower has executed that certain Federal National Mortgage Association ("FNMA") Acknowledgement Agreement dated as of December 31, 1993 (the "Acknowledgement") by and between Borrower, Lender and the Dallas, Texas Regional Office of FNMA, by which Borrower and FNMA acknowledge Lender's security interest in the Collateral created hereunder, as well as those Uniform Commercial Code ("UCC") filing statements acknowledging, as a matter of public record, Lender's security interest in the Collateral. Borrower will cooperate with Lender, to the extent reasonably requested by Lender, in executing such other and further documentation acknowledging Lender's security interest in the Collateral as deemed reasonably necessary by Lender to perfect the same.

     4. Representations, Warranties and Covenants. Borrower represents, warrants and covenants to Lender that:

     (a) Good Title. Borrower presently owns and holds free and marketable title to the Collateral, subject only to the interests of FNMA and Lender.

     (b) Financing Statement; Further Assurances. Borrower concurrently with the execution of this Agreement and from time to time thereafter as requested by Lender, shall execute and deliver to Lender such financing statements, continuation statements, amendments to financing statements and other documents, in a form satisfactory to Lender, as Lender may reasonably require to perfect and continue in effect the security interest of Lender in the Collateral.

     (c) Enforceability. Borrower has the power and authority to enter into this Agreement and has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement. This Agreement is the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

     (d) No Violation. No provision or obligation of Borrower contained in this Agreement violates any applicable law, regulation or ordinance, or any order or ruling of any court or governmental entity.

     (e) Value of Collateral. The value of the Collateral is and will continue to equal no less than one hundred twenty (120%) percent of the maximum amount of indebtedness granted pursuant to the Note, irrespective of the actual amount of indebtedness outstanding.

     5. Default; Remedies Upon Default.

     (a) Event _of Default. An "Event of Default" shall mean an event of Default as defined in the Note.

     (b) Remedies.  If an Event of Default is declared by Lender,  within twenty
(20) days of the date of Borrower's receipt of notice of Lender's declaration of such Event of Default, Borrower will provide notice to Lender specifically valuing the Collateral, irrespective of the date of the last valuation appraisal supplied to Lender pursuant to the terms of the Note. Valuation of the Collateral upon Lender's declaration of an Event of Default shall be performed by Hamilton Carter Smith, or such other appraisal specialist as Lender shall approve in writing. In the event any shortage exists with respect to the value of the Collateral, Borrower shall immediately submit to Lender, via wire transfer, verifiable funds in an amount equal to those sums necessary to bring the value of Collateral in line with the requirements of Section 4(e). Such notice by Borrower shall also specify Borrower's proposed plan for the disposition of the Collateral or to repay Borrower's obligations under the Note. If either (i) Borrower does not provide the notice required above within such twenty (20) day period, or (ii) Borrower provides such notice and does not remit the required funds or dispose of the Collateral within a period of one hundred twenty (120) days from the date of Borrower's receipt of notice of Lender's declaration of such Event of Default, or (iii) Borrower does not provide for some other form of remedy deemed acceptable to Lender within the same one hundred twenty (120) day period set forth in Section 5(b)(ii), then, in any such event, Lender shall have the right to dispose of the Collateral in a commercially reasonable manner and otherwise in accordance with the Uniform Commercial Code and applicable law.

     6. Right to Transfer Collateral. Until repayment of the Note, in full, Borrower shall


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


neither pledge, assign, transfer or otherwise sell Borrower's interest in the Collateral without Lender's prior written approval.

     7. Waivers. Except as set forth in this Agreement, to the extent permitted by applicable law, Borrower waives demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default. Lender may extend the time for payment of or renew this Agreement, release Collateral as security for the indebtedness evidenced hereby or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of Borrower, except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence and executed by Lender.

     8. Costs of Collection. Borrower agrees to pay costs of collection, including, without limitation, reasonable attorneys' fees and costs of suit, to enforce payment of this Agreement. Attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Lender.

     9. No Waiver by Lender. No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

     10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

     11. Jurisdiction and Venue. Borrower and Lender agree that in the event any legal proceedings are initiated involving this Agreement or arising out of the transactions evidenced or contemplated hereby, such legal proceedings may be brought in Cook County, Illinois. Borrower and Lender each submit to the jurisdiction of the State of Illinois for such purposes and agree that the venue for such legal proceedings shall properly lie in the Circuit Courts of Cook County, Illinois, or the United States District Courts located or sitting in Cook County, Illinois.

     12. Time of Essence. Time is of the essence of the Agreement and each and every provision hereof.

     13. Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

     14. Severability. If any provisions hereof is invalid or unenforceable, the other provisions hereof shall remain in full force and effect.

     15. Binding Nature. The provisions of this Agreement shall be binding upon Borrower and Lender and their respective successors and assigns.

     16. Notice. Any notice or other communication with respect to this Agreement shall (a) be in writing, (b) be effective on the day of receipt by hand-delivery or facsimile transmission thereof to the party to whom directed, one business day following the day of deposit thereof with


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


delivery charges prepaid, with a national overnight delivery service, or two (2) business days following the day of deposit thereof with postage prepaid, with the United States Postal Service by regular first class, certified mail, (c) if directed to Lender, be addressed to Lender at the office of Lender set forth above, or to such other address as Lender shall have specified to Borrower by like notice, and (d) if directed to Borrower, be addressed to Borrower at the address for Borrower set forth below Borrower's name, or to such other address as Borrower shall have specified by like notice.

     17. Counterparts. This Agreement may be executed in counterparts, and all counterparts shall constitute but one and the same document.

     18. Section Headings. The section headings set forth in this Agreement are for convenience only, do not define or limit any terms or provisions and shall not have substantive meaning hereunder or be deemed part of this Agreement.

     19. Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.

     20. Construction. This Agreement shall be construed as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Agreement.

     IN WITNESS HEREOF, this Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                                        BORROWER:
                                        CONTINENTAL MORTGAGE, INC.,
                                        a Nebraska corporation



                                        By: /s/  William B. Morris
                                            -------------------------------
                                        Its: President


                                        LENDER:
                                        ARGO FEDERAL SAVINGS BANK, FSB



                                        By: /s/  Frances M. Pitt
                                            -------------------------------
                                        Its: Senior Vice President

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



                                    EXHIBIT A
                         MORTGAGE LOAN SERVICING RIGHTS
                         (Attach 12/31/93 Trial Balance)





















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